                                                                   EXHIBIT 10.13

                                                                 EXECUTION DRAFT





                           PURCHASE AND SALE AGREEMENT



                                      DATED



                                 AUGUST 3, 2000




                                     BETWEEN



                               PETSEC ENERGY INC.

                                       AS

                                     SELLER




                                       AND




                         LLOG EXPLORATION OFFSHORE, INC.

                                       AS

                                      BUYER

                                TABLE OF CONTENTS


1.    PURCHASE AND SALE.......................................................1

1.1      PURCHASE AND SALE....................................................1
1.2      ACQUIRED ASSETS......................................................2
1.3      EFFECTIVE TIME.......................................................3

2.    THE PURCHASE PRICE......................................................3

2.1      PURCHASE PRICE.......................................................3
2.2      DEPOSIT..............................................................4
2.3      ADJUSTMENTS TO PURCHASE PRICE........................................4

3.    REPRESENTATIONS AND WARRANTIES, DISCLAIMERS AND WAIVERS.................5

3.1      REPRESENTATIONS AND WARRANTIES AND DISCLAIMERS OF SELLER.............5
3.2      REPRESENTATIONS AND WARRANTIES AND WAIVERS OF BUYER..................8

4.    COVENANTS AND AGREEMENTS...............................................10

4.1      COVENANTS AND AGREEMENTS OF SELLER..................................10
4.2      COVENANTS AND AGREEMENTS OF BUYER...................................12
4.3      MUTUAL COVENANTS AND AGREEMENTS.....................................13

5.    TITLE MATTERS..........................................................15

5.1      DEFINITIONS.........................................................15
5.2      TITLE DEFECT ADJUSTMENTS............................................17
5.3      CASUALTY LOSS.......................................................18

6.    CONDITIONS TO CLOSING..................................................19

6.1      SELLER'S CONDITIONS.................................................19
6.2      BUYER'S CONDITIONS..................................................19
6.3      MUTUAL CONDITIONS...................................................20

7.    CLOSING................................................................21

7.1      DATE OF CLOSING.....................................................21
7.2      PLACE OF CLOSING....................................................21
7.3      CLOSING OBLIGATIONS.................................................21

8.    OBLIGATIONS AFTER CLOSING..............................................22

8.1      POST-CLOSING ADJUSTMENT PROCEDURE...................................22
8.2      RECORDS.............................................................23
8.3      FURTHER ASSURANCES..................................................23
8.4      ASSUMPTION AND RETENTION OF OBLIGATIONS.............................23
8.5      INDEMNIFICATION.....................................................24

9.    TERMINATION OF AGREEMENT...............................................25

9.1      TERMINATION.........................................................25
9.2      LIABILITIES UPON TERMINATION OR BREACH..............................26

10.   MISCELLANEOUS..........................................................27

10.1        EXHIBITS AND SCHEDULES...........................................27
10.2        EXPENSES.........................................................27
10.3        NOTICES..........................................................27
10.4        WIRE TRANSFER INSTRUCTIONS.......................................29
10.5        AMENDMENTS.......................................................29
10.6        ASSIGNMENT.......................................................29


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


10.7        HEADINGS.........................................................29
10.8        COUNTERPARTS.....................................................29
10.9        REFERENCES.......................................................30
10.10       GOVERNING LAW....................................................30
10.11       ENTIRE AGREEMENT.................................................30
10.12       PARTIES IN INTEREST..............................................31
10.13       SURVIVAL.........................................................31
10.14       ARBITRATION......................................................31
10.15       SECTION 1060 VALUE ALLOCATION....................................33
10.16       SUSPENSE ACCOUNTS................................................33
10.17       SEVERABILITY.....................................................33
10.18       LIMITATION OF LIABILITY..........................................33
10.19       WAIVER OF JURY TRIAL.............................................34

                           PURCHASE AND SALE AGREEMENT


         This Purchase and Sale Agreement (the "Agreement"), dated August 3, 2000 is between PETSEC ENERGY INC., a Nevada corporation and debtor-in-possession in Case Number 00BK-50741 (the "Bankruptcy Case") pending under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") before the United States Bankruptcy Court for the Western District of Louisiana, Opelousas Division, (the "Bankruptcy Court"), having offices at 143 Ridgeway Drive, Suite 113, Lafayette, Louisiana 70503-3402 ("Seller"), and LLOG EXPLORATION OFFSHORE, INC., a Louisiana corporation, having offices at 433 Metairie Road, Suite 600, Metairie, Louisiana ("Buyer").

         WHEREAS, Buyer has submitted the bid form attached hereto as EXHIBIT E and desires to purchase certain of Seller's assets as indicated on the bid form on the terms and conditions set forth in this Agreement;

         WHEREAS, Seller desires to sell certain of its assets to Buyer on the terms and conditions set forth in this Agreement;

         WHEREAS, Seller and Buyer have executed that certain letter agreement relating to the sale and acquisition of the assets attached hereto as EXHIBIT F, which letter agreement is superceded in its entirety by this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

1.       PURCHASE AND SALE

         1.1 PURCHASE AND SALE.

             Subject to approval of the Bankruptcy Court and provisions of the Bankruptcy Code, Seller agrees to sell, assign, transfer, deliver and convey to Buyer, free and clear of all Liens (as hereinafter defined) and Liabilities (as hereinafter defined) of any Person (as hereinafter defined), except for Permitted Encumbrances (as hereinafter defined), and Buyer agrees to purchase and pay for specified assets of Seller, the "Acquired Assets" (as defined in Section 1.2) at the Closing, subject to the terms and conditions of this Agreement (the "Acquisition").

         As used herein, the terms below shall have the following respective meanings:

         "Lien" shall mean any claim, pledge, option, charge, hypothecation, easement, security interest, right-of-way, encroachment, mortgage, deed of trust or other encumbrance. "Lien" shall also have the meaning ascribed thereto in Bankruptcy Code Section 101.

         "Liabilities" shall mean, as to any Person, all debts, adverse claims, liabilities, commitments, responsibilities, and obligations of any kind or nature whatsoever, direct, indirect, absolute or contingent, of such Person, whether accrued, vested or otherwise, whether known or unknown and whether or not actually reflected, or required to be reflected, in such Person's balance sheets or other books and records.

         1.2 ACQUIRED ASSETS.

             Those certain interests of Seller in and to the following assets shall hereinafter be called the "Acquired Assets":

             (a) All of Seller's right, title and interest in and to the leasehold interests specifically described on EXHIBIT A-I hereto in the oil, gas and mineral leases described on EXHIBIT A-I (the "Leasehold Interests");

             (b) All of Seller's right, title and interest in and to the oil and gas wells or units specifically described in EXHIBIT A-II hereto (the "Wells") inclusive of any increase in the Net Revenue Interest occurring as a result of the policies set forth by the appropriate agencies of the State of Texas;

             (c) The oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined therefrom, together with all minerals produced in association with these substances in and under and which may be produced and saved from or attributable to the Leasehold Interests on or after the Effective Time (as hereinafter defined) (collectively called the "Hydrocarbons"), and all rents, issues, profits, proceeds, products, revenues and other income from or attributable thereto;

             (d) All of Seller's right, title and interest in and to the personal property, fixtures and improvements located on lands covered by the Leasehold Interests or used or specifically designated for use in connection with the exploration, development, operation or maintenance of the Wells or Leasehold Interests, including but not limited to that described in EXHIBIT A-III, or used or specifically designated for use in connection with the production, treatment, sale or disposal of hydrocarbons, sulfur or water produced therefrom or attributable to the Leasehold Interests, including, without limitation, platforms, pipelines, gathering systems and compression facilities located on lands covered by the Leasehold Interests or used or specifically designated for use in connection with the Leasehold Interests (the "Equipment");

             (e) All of Seller's right, title and interest in and to all agreements, product purchase and sale contracts, surface leases, gas gathering contracts, salt water disposal leases and wells, processing agreements, compression agreements, equipment leases, permits, rights-of-way, easements, licenses, farmouts and farmins, options, orders, pooling, spacing or consolidation agreements, operating agreements, transportation agreements and all other agreements or contracts relating to the properties, interests and rights described in Sections 1.2(a) through 1.2(d), including but not limited to all of Seller's right, title and interest in the agreements and contracts described in EXHIBIT A-IV (the "Contracts"); and

             (f) All of Seller's right, title and interest in all interpretive data generated by Seller that pertains to the subsurface area directly below the Leasehold Interests (including structure maps and isopach maps), and originals of all technical and historical geological and engineering information that pertains directly to the Acquired Assets (including electric logs, core data, pressure data, historical decline curves, historical graphical production curves, drilling reports, well completion reports, drill stem test charts, historical engineering reports, well files and field files), and all other documentary information that pertains directly to the Acquired Assets (including title information, litigation files (other than litigation files relating to those claims liability for which will be retained by Seller hereunder without limitation as to time), land files, lease files, contract files, and environmental files) and accounting and financial data that pertains directly to the Acquired Assets (other than tax returns and income tax information) (collectively, the "Records"), to be made available to Buyer in accordance with the provisions of Section 8.2 hereof. The Records shall not, however, include any information that is not transferable or, if disclosed, would cause Seller to breach any contract or agreement or would subject any legal privilege or the attorney work/product doctrine to reasonable attack as having been waived.

         1.3 EFFECTIVE TIME.

             The purchase and sale of the Acquired Assets shall be effective as of August 1, 2000, at 12:01 a.m., at the location of the Acquired Assets (the "Effective Time").

2.       THE PURCHASE PRICE.

         2.1 PURCHASE PRICE.

             The purchase price for the Acquired Assets and the other conveyances provided for herein shall be Six Million Three Hundred Seventy Five Thousand and No/100 Dollars ($6,375,000.00) (the "Purchase Price"), subject to adjustment at Closing as set forth in Section 2.3 and as otherwise subsequently adjusted as set forth in Sections 4.3(b), 5.2(d), and 8.1. The parties agree that the Purchase Price will be allocated among the Acquired Assets as reflected on EXHIBIT A-I and to report such allocation for purposes of federal and state tax returns. "Allocated Value" of a Leasehold Interest, as used in this Agreement, means the value allocated to each Leasehold Interest as set forth in EXHIBIT A-I hereto. The Allocated Value of any Leasehold Interest set forth on EXHIBIT A-I shall be binding on the parties for no purpose other than (a) making Title Defect calculations under Sections 2.3(b)(3) and 5 of this Agreement and
(b) pursuant to Section 10.15 of this Agreement, complying with Section 1060 of the Internal Revenue Code of 1986, as amended and shall not be utilized in any manner by the parties with respect to any third party bids received during the term of this Agreement.

         2.2 DEPOSIT.

             Buyer has delivered to Seller a deposit in the amount of $200,000.00 (the "Deposit").

         2.3 ADJUSTMENTS TO PURCHASE PRICE.

             The Purchase Price shall be adjusted as follows:

             (a) The Purchase Price shall be adjusted upward by the following:

                  (1) proceeds accrued to or received by Buyer attributable to the sale of production from the Acquired Assets that are, in accordance with generally accepted accounting principles, attributable to the period of time prior to the Effective Time, including without limitation, the value of all oil in storage above the pipeline connection as of the Effective Time and not previously sold by Seller that is attributable to the Acquired Assets, such value to be determined by the price most recently paid prior to the Effective Time for such oil, less all applicable deductions;

                  (2) the amount of all expenditures; rentals and other charges; ad valorem, property, production, excise, severance and similar taxes based upon or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom; expenses billed under applicable operating agreements and, in the absence of an operating agreement, expenses of the sort customarily billed under such agreements, paid by Seller, directly or indirectly, in connection with the operation of the Acquired Assets, in accordance with generally accepted accounting principles, to the extent not provided for in
         Section 2.3(a)(3), attributable to the period after the Effective Time; and

                  (3) an amount equal to all prepaid expenses attributable to the Acquired Assets that are paid by Seller, directly or indirectly, that are, in accordance with generally accepted accounting principles, attributable to the period after the Effective Time, including, without limitation, prepaid utility charges and prepaid ad valorem, advance billings paid under operating agreements, property, production, severance and similar taxes based upon or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom.

             (b) The Purchase Price shall be adjusted downward by the following:

                  (1) proceeds accrued to Seller that Seller has the right to receive or proceeds received by Seller attributable to the Acquired Assets that are, in accordance with generally accepted accounting principles, attributable to the period of time from and after the Effective Time;

                  (2) an amount equal to unpaid ad valorem, property, production, severance and similar taxes and assessments based upon or measured by the ownership of the Acquired Assets that are attributable to periods of time prior to the Effective Time, which amounts shall, to the extent not actually assessed, be computed and set out in the Final Settlement Statement (as hereinafter defined) based on the amount of such taxes and assessments for the preceding tax year (such amount to be prorated for the period of Seller's and Buyer's ownership before and after the Effective Time);

                  (3) an amount equal to the sum of all Title Defect adjustments;

                  (4) the amount of the Deposit, which Seller shall retain;

                  (5) the Pre-Petition Claim Amount (as hereinafter defined) in accordance with the provisions of Section 4.3(b); and

                  (6) the Post-Petition Claim Amount (as hereinafter defined) in accordance with the provisions of Section 4.3 (b).

3.       REPRESENTATIONS AND WARRANTIES, DISCLAIMERS AND WAIVERS.

         3.1 REPRESENTATIONS AND WARRANTIES AND DISCLAIMERS OF SELLER.

             Seller represents and warrants as of the date hereof and as of the Closing Date (as hereinafter defined) to Buyer as follows:

             (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is duly qualified to carry on its business and is in good standing in each state (and with appropriate federal agencies on the Outer Continental Shelf or otherwise, if applicable) where failure to be so qualified would have a material adverse effect on the transactions contemplated under this Agreement.

             (b) Seller has all requisite corporate power and authority to carry on its business as presently conducted, and to enter into this Agreement, and to perform its obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not violate, or be in conflict with (i) any provision of its articles of incorporation or bylaws; or (ii) except as otherwise provided on EXHIBIT A-IV and SCHEDULE 3.1(F), any provision of any agreement or instrument to which it is a party or by which it is bound, or (iii) to its Knowledge (as hereinafter defined), any judgment, decree, order, statute, rule or regulation applicable to it.

             (c) The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on Seller's part.

             (d) This Agreement has been duly executed and delivered on behalf of Seller, and subject to entry and effectiveness of the Approval Order (as hereinafter defined) by the Bankruptcy Court, constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms and conditions. Subject to the entry and effectiveness of the Approval Order by the Bankruptcy Court, Seller has been duly authorized to consummate the transactions contemplated by this Agreement.

             (e) Except as set forth on SCHEDULE 3.1(E) and the requirements under the Bankruptcy Code to obtain the authorization of the Bankruptcy Court to enter into this Agreement and to transfer the Acquired Assets, there is no suit, action, arbitration proceeding, or legal, administrative or other proceeding, or, to Seller's Knowledge, governmental investigation pending or, to Seller's Knowledge, threatened against Seller that is reasonably likely to hinder or impede the operation of or Seller's title to the Acquired Assets, and there is no such action or proceeding involving Seller or the Acquired Assets that is reasonably likely to impede the consummation of the transactions contemplated by this Agreement.

             (f) To Seller's Knowledge, no filing or registration with, and no permit, authorization, consent or approval of, any public body or authority (including, without limitation such as may be required pursuant to applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act")) or, except as otherwise set forth on EXHIBIT A-IV or
SCHEDULE 3.1(F), any third party, that has not been obtained is necessary for consummation of the transactions contemplated by this Agreement except (i) all rights to consent by, required notices to and filings with or other actions by governmental or tribal entities, if any, in connection with the change of ownership or control of an interest in federal, state, tribal or other domestic governmental oil and gas leases which are customarily obtained with respect to such change of ownership or control subsequent to such change of ownership or control and (ii) the entry of the Approval Order by the Bankruptcy Court.

             (g) Seller has no contracts or commitments with respect to the Hydrocarbons, including without limitation, oil and gas purchase and sale contracts, other than those terminable with respect to the Acquired Assets at the sole discretion of Seller, with respect to the sale of liquid hydrocarbons, upon not more than 45 days' notice from the Closing Date, and with respect to gas, upon not more than 90 days' notice from the Closing Date. Except as set forth on EXHIBIT A-IV or on SCHEDULE 3.2(J), Seller has no obligation to deliver oil or gas pursuant to any take-or-pay, prepayment, imbalance, call on production, or similar arrangement with respect to the Acquired Assets.

             (h) Except as otherwise set forth on SCHEDULE 3.1(H), all royalties, rentals, overriding royalty interests and other payments due under the Leasehold Interests (other than with respect to Texas State Lease No. M-098761 covering the south one-half of Mustang Island block 883S (the "MU 883S Lease"), which is excluded from this representation) with respect to Hydrocarbons produced therefrom have, during the period of Seller's ownership thereof, and to Seller's Knowledge as to all other periods, been properly and timely paid. Except as otherwise set forth on SCHEDULE 3.1(H), no notices or other communications have been received by Seller of any claim or lien to the contrary.

             (i) Except as set forth on SCHEDULE 3.1(I), the Acquired Assets are not subject to any preferential rights to purchase in favor of third parties.

             (j) Seller currently maintains insurance in full force and effect on the Acquired Assets covering such risks and with such deductible amounts as are consistent with sound business practice, and Seller shall provide Buyer with copies of the policies no later than ten (10) days prior to Closing. SCHEDULE 3.1(J) contains a listing of all such insurance policies, and specifies as to each policy the expiration date, coverage limits, deductibles, and underwriter. Seller has received no notice of termination of any such insurance policies nor, except as set forth herein, has Seller assigned all or any portion of the proceeds which may be payable under such policies.

             (k) Other than matters of public record and other than permits and licenses, EXHIBIT A-IV sets forth a complete list of all Contracts that are material to the present ownership and operation of the Acquired Assets ("Material Contracts"), except for hydrocarbon marketing contracts.

             (l) DISCLAIMERS. THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS SECTION 3.1 OR ELSEWHERE IN THIS AGREEMENT (OR IN ANY CONVEYANCE EXECUTED PURSUANT TO THIS AGREEMENT) ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND SELLER EXPRESSLY DISCLAIMS ANY AND ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 3.1, THE ACQUIRED ASSETS SHALL BE CONVEYED PURSUANT HERETO WITHOUT ANY WARRANTY OR REPRESENTATION WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, RELATING TO THE CONDITION, QUANTITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO THE MODELS OR SAMPLES OF MATERIALS OR MERCHANTABILITY OF ANY REAL (IMMOVABLE) PROPERTY, EQUIPMENT, INVENTORY, MACHINERY, FIXTURES, OR PERSONAL (MOVABLE) PROPERTY OR ITS FITNESS FOR ANY PURPOSE, AND WITHOUT ANY OTHER WARRANTY OR REPRESENTATION WHATSOEVER, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE. BUYER SHALL HAVE INSPECTED, OR WAIVED (AND UPON CLOSING SHALL BE DEEMED TO HAVE WAIVED), ITS RIGHT TO INSPECT, THE ACQUIRED ASSETS FOR ALL PURPOSES AND SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, INCLUDING BUT NOT LIMITED TO CONDITIONS SPECIFICALLY RELATED TO THE PRESENCE, RELEASE OR DISPOSAL OF HAZARDOUS SUBSTANCES, SOLID WASTES, ASBESTOS AND OTHER MAN MADE FIBERS, OR NATURALLY OCCURRING RADIOACTIVE MATERIALS ("NORM"). BUYER IS RELYING SOLELY UPON ITS OWN INSPECTION OF THE ACQUIRED ASSETS AND UPON THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS SECTION 3.1, AND BUYER SHALL ACCEPT ALL OF THE ACQUIRED ASSETS IN THEIR "AS IS," "WHERE IS" CONDITION AND WITH ALL FAULTS. ALSO WITHOUT LIMITATION OF THE FOREGOING, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA, REPORTS, RECORDS, PROJECTIONS, INFORMATION OR MATERIALS NOW, HERETOFORE OR HEREAFTER FURNISHED OR MADE AVAILABLE TO BUYER IN CONNECTION WITH BUYER'S EVALUATION OF SELLER OR THE ACQUIRED ASSETS INCLUDING, WITHOUT LIMITATION, RELATIVE TO PRICING ASSUMPTIONS, OR QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE ACQUIRED ASSETS OR THE ABILITY OR POTENTIAL OF THE ACQUIRED ASSETS TO PRODUCE HYDROCARBONS OR THE ENVIRONMENTAL CONDITION OF THE ACQUIRED ASSETS OR ANY OTHER MATTERS CONTAINED IN THE DATA OR ANY OTHER MATERIALS FURNISHED OR MADE AVAILABLE TO BUYER BY SELLER OR BY THE AGENTS OR REPRESENTATIVES OF SELLER. ANY AND ALL SUCH DATA, RECORDS, REPORTS, PROJECTIONS, INFORMATION AND OTHER MATERIALS (WRITTEN OR ORAL)

FURNISHED BY SELLER OR OTHERWISE MADE AVAILABLE OR DISCLOSED TO BUYER ARE PROVIDED TO BUYER AS A CONVENIENCE AND SHALL NOT CREATE OR GIVE RISE TO ANY LIABILITY OF OR AGAINST SELLER, HOULIHAN, LOKEY HOWARD & ZUKIN CAPITAL, L.P. ("HLHZ"), OR ANY OTHER PARTY, AND ANY RELIANCE ON OR USE OF THE SAME SHALL BE AT BUYER'S SOLE RISK TO THE MAXIMUM EXTENT PERMITTED BY LAW. SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO ANY (I) AMOUNT, VALUE OR DELIVERABILITY OF OIL, GAS OR OTHER RESERVES ATTRIBUTABLE TO THE LEASEHOLD INTERESTS, OR (II) ANY GEOLOGICAL, ENGINEERING, ECONOMIC OR OTHER INTERPRETATIVE DATA OR INFORMATION, OR (III) INFRINGEMENT BY SELLER OR ANY OF ITS AFFILIATES OF ANY PATENT OR PROPRIETARY RIGHT OF ANY THIRD PARTY AND NEGATES ANY RIGHTS OF BUYER UNDER STATUTES, CODE ARTICLES OR ANY OTHER PROVISIONS OF LAW TO CLAIM DIMINUTION OF CONSIDERATION AND ANY CLAIMS BY BUYER FOR DAMAGES OR RETURN OF ALL OR ANY PORTION OF THE PURCHASE PRICE BECAUSE OF REDHIBITORY VICES OR DEFECTS, WHETHER KNOWN OR UNKNOWN, IT BEING THE INTENTION OF SELLER AND BUYER THAT THE ACQUIRED ASSETS ARE TO BE ACCEPTED BY BUYER IN THEIR PRESENT CONDITION AND STATE OF REPAIR, OR (IV) THE ENVIRONMENTAL CONDITION OF THE ACQUIRED ASSETS. (For purposes of this Agreement, the term "AFFILIATE" shall mean any person controlling, controlled by or under common control with the specified person. The concept of control, controlling or controlled as used in the preceding sentence means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities, by contract or otherwise.)

             (m) As used in this Article 3, the term "Knowledge" shall mean the knowledge of the executive officers of Seller or Buyer, as applicable.

             (n) Seller, in its assignment to Buyer, shall warrant title to and forever defend all and singular the Leasehold Interests conveyed to Buyer, its successors and assigns against any third party unaffiliated with Buyer whomsoever lawfully claiming ownership of the Leasehold Interests or any part thereof, by, through or under Seller, but not otherwise.

         3.2 REPRESENTATIONS AND WARRANTIES AND WAIVERS OF BUYER.

             Buyer represents and warrants as of the date hereof and as of the Closing Date to Seller as follows:

             (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and is duly qualified to carry on its business and is in good standing in each state (and with appropriate federal agencies on the Outer Continental Shelf or otherwise, if applicable) where failure to be so qualified would have a material adverse effect on the transactions contemplated under this Agreement.

             (b) Buyer has all requisite corporate power and authority to carry on its business as presently conducted, to enter into this Agreement, to purchase the Acquired Assets on the terms described in this Agreement and to perform its other obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not violate, or be in conflict with, (i) any provision of its articles of incorporation or bylaws; or (ii) any provision of any agreement or instrument to which it is a party or by which it is bound, or (iii) to its Knowledge, any judgment, decree, order, statute, rule or regulation.

             (c) The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on Buyer's part.

             (d) This Agreement has been duly executed and delivered on Buyer's behalf. This Agreement constitutes Buyer's legal, valid and binding obligation, enforceable in accordance with its terms and conditions, subject, however, to the effects of bankruptcy, insolvency, reorganization and other laws for the protection of creditors.

             (e) There is no suit, action, arbitration proceeding, or legal, administrative or other proceeding, or, to Buyer's Knowledge, governmental investigation pending or, to Buyer's Knowledge, threatened against or involving Buyer that is reasonably likely to impede the consummation of the transactions contemplated by this Agreement.

             (f) To Buyer's Knowledge, no filing or registration with, and no permit, authorization, consent or approval of, any public body or authority, including, without limitation such as may be required pursuant to applicable requirements of the HSR Act, or, except as otherwise set forth on EXHIBIT A-IV or SCHEDULE 3.1(F), any third party, is necessary for consummation of the transactions contemplated by this Agreement except (i) all rights to consent by, required notices to and filings with or other actions by governmental or tribal entities, if any, in connection with the change of ownership or control of an interest in federal, state, tribal or other domestic governmental oil and gas leases which are customarily obtained with respect to such change of ownership or control subsequent to such change of ownership or control and (ii) the entry of the Approval Order by the Bankruptcy Court.

             (g) Buyer is an experienced and knowledgeable purchaser, owner and operator of oil and gas properties, is able to bear the economic risks of its acquisition and ownership of the Acquired Assets, has the ability to evaluate (and in fact has evaluated) the Acquired Assets for purchase and the merits and risks of the acquisition and ownership thereof, and is acquiring the Acquired Assets for its own account and not with the intent to make a sale or distribution thereof in violation of the Securities Act of 1933, as amended (and the rules and regulations pertaining thereto) or in violation of any other applicable securities laws, rules or regulations. Buyer has relied solely on its own independent investigation and evaluation of, and appraisal and judgment with respect to, the acquisition contemplated by this Agreement. Buyer is an "accredited investor," as such term is defined in Regulation D of the Securities Act of 1933, as amended.

             (h) There are no bankruptcy, reorganization or arrangement proceedings pending against, being contemplated by, or, to the Knowledge of Buyer, threatened against Buyer.

             (i) Except as disclosed on SCHEDULE 3.2(i), Buyer has not entered into any financial or employment arrangement, understanding, or agreement with any employee of Seller.

             (j) Except as set forth on SCHEDULE 3.2(j), there are no well, platform or pipeline gas imbalances that exist with respect to the Acquired Assets.

             (k) All royalties due from Seller to the State of Texas under the MU 883S Lease with respect to Hydrocarbons produced therefrom have during the period of Seller's ownership thereof been properly and timely paid by Buyer out of the revenues from the sale of Hydrocarbons attributable to Seller's working interest in such lease.

             (l) WAIVER. BUYER REPRESENTS AND WARRANTS TO SELLER THAT IT IS NOT A "CONSUMER" WITHIN THE MEANING OF THE DECEPTIVE TRADE PRACTICES -CONSUMER PROTECTION ACT OF THE STATE OF TEXAS, TEX. BUS. & COM. CODE SECTION 17.41 ET SEQ., AS AMENDED, AND HEREBY EXPRESSLY WAIVES AND RELEASES ALL OF ITS RIGHTS AND REMEDIES THEREUNDER AS APPLICABLE TO SELLER AND ITS SUCCESSORS. FURTHER BUYER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY AND ALL RIGHTS OR REMEDIES IT MAY HAVE UNDER THE LOUISIANA UNFAIR TRADE PRACTICES AND CONSUMER PROTECTION LAW, LA. REV. STAT. SECTIONS 51:1401, ET SEQ. TO THE MAXIMUM EXTENT IT CAN DO
SO UNDER APPLICABLE LAW, IF SUCH ACT WOULD FOR ANY REASON BE DEEMED APPLICABLE TO THE TRANSACTIONS CONTEMPLATED HEREBY AND UNDER ANY OTHER COMPARABLE APPLICABLE LAWS.

             FURTHER, BUYER EXPRESSLY WAIVES THE WARRANTY OF FITNESS AND THE ABSENCE OF HIDDEN DEFECTS AND THE WARRANTY AGAINST REDHIBITORY VICES AND DEFECTS, WHETHER APPARENT OR LATENT, IMPOSED BY LOUISIANA CIVIL CODE ARTICLES 2475 AND 2520, AND ANY OTHER APPLICABLE STATE OR FEDERAL LAW, RULE OR REGULATION AND THE JURISPRUDENCE THEREUNDER. BUYER ALSO WAIVES ANY RIGHTS IT HAS OR MAY HAVE UNDER STATUTES, CODE ARTICLES OR ANY OTHER PROVISIONS OF LAW TO CLAIM DIMINUTION OF CONSIDERATION AND ANY CLAIMS FOR DAMAGES OR RETURN OF ALL OR ANY PORTION OF THE PURCHASE PRICE BECAUSE OF REDHIBITORY VICES OR DEFECTS, WHETHER KNOWN OR UNKNOWN, UNDER LOUISIANA CIVIL CODE ARTICLES 2520 THROUGH 2548, INCLUSIVE, OR OTHERWISE, IT BEING THE INTENTION OF BUYER THAT THE ACQUIRED ASSETS ARE TO BE ACCEPTED BY BUYER IN THEIR PRESENT CONDITION AND STATE OF REPAIR. BUYER DECLARES AND ACKNOWLEDGES THAT THESE WAIVERS HAVE BEEN BROUGHT TO ITS ATTENTION AND EXPLAINED IN DETAIL AND THAT IT HAS VOLUNTARILY AND KNOWINGLY CONSENTED TO THESE WAIVERS. BY ITS SIGNATURE, BUYER EXPRESSLY ACKNOWLEDGES ALL SUCH WAIVERS. BUYER RECOGNIZES AND AGREES THAT ALL MATERIALS MADE AVAILABLE TO IT IN CONNECTION WITH BUYER'S EVALUATION OF SELLER OR THE ACQUIRED ASSETS ARE (OR HAVE BEEN) MADE AVAILABLE TO IT AS AN ACCOMMODATION AND WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND AS TO THE ACCURACY AND COMPLETENESS OF SUCH MATERIALS. BUYER ACKNOWLEDGES THAT, EXCEPT FOR THE APPLICABLE REPRESENTATIONS MADE IN SECTION 3.1 (WHICH REPRESENTATIONS SHALL TERMINATE AT CLOSING EXCEPT TO THE EXTENT SPECIFICALLY PROVIDED OTHERWISE IN SECTION 10.13 HEREOF), NO WARRANTY OF ANY KIND IS MADE BY SELLER AS TO THE INFORMATION SUPPLIED TO BUYER OR WITH RESPECT TO THE ACQUIRED ASSETS, AND BUYER EXPRESSLY AGREES THAT ANY CONCLUSIONS DRAWN THEREFROM SHALL BE THE RESULT OF ITS OWN INDEPENDENT REVIEW AND JUDGMENT.

4.       COVENANTS AND AGREEMENTS.

4.1      COVENANTS AND AGREEMENTS OF SELLER.

         Seller covenants and agrees with Buyer as follows:

             (a) Seller has, and until Closing will make available to Buyer for examination at a location designated by Seller all Records and, subject to the consent and cooperation of operators and other third parties, will reasonably cooperate with Buyer in Buyer's efforts to obtain, at Buyer's expense, such additional information relating to the Acquired Assets as Buyer may reasonably request, to the extent in each case that Seller may do so without violating legal constraints or any obligation of confidence or other contractual commitment of Seller to a third party or without subjecting any legal privilege or the attorney work/product doctrine to reasonable attack as having been waived.

             (b) Seller shall permit, or in the case of third-party operated Acquired Assets, Seller shall use commercially reasonable efforts to cause the operator thereof to permit, Buyer's authorized representative to conduct, at reasonable times and at Buyer's sole risk, cost and expense (to be evidenced by an indemnification agreement acceptable to Seller), reasonable on-site inspections of the Acquired Assets, subject to reasonable requirements of Seller and, where applicable, the third-party operator.

             (c) During the period from the Effective Time of this Agreement to the Closing Date, Seller agrees, unless specifically waived by Buyer in writing, to:

                 (1) pay timely its share of all costs and expenses attributable to the Acquired Assets;

                 (2) not enter into any material agreements, including, without limitation, any agreement affecting production from the Acquired Assets, not terminable without penalty or other liability upon 30 days' notice or less (other than presently existing oil marketing contracts that are automatically renewed monthly under existing terms), or amend or terminate any material existing agreements relating to the Acquired Assets;

                 (3) not encumber, sell, or otherwise dispose of any of the Acquired Assets except with prior notice to Buyer and provided that any such encumbrance will be released at Closing and any such sale or other disposition is an Alternative Transaction (as used in this Agreement, an "Alternative Transaction" shall mean a transaction for the sale of all or any portion of the Acquired Assets to a third party or parties that is approved by the Bankruptcy Court);

                 (4) not propose the drilling of any new well on or relating to the Acquired Assets;

                 (5) not take any action or fail to take any action which is reasonably expected to result in any termination of the Leasehold Interests forming a part of the Acquired Assets;

                 (6) if any approval or consent by a federal, state or local government authority is required to vest "Defensible Title", as hereinafter defined, to any of the Acquired Assets in Buyer at Closing, exercise its commercially reasonable efforts to obtain all such required approvals or consents;

                 (7) maintain insurance policies in full force and effect; name Buyer as additional insured under such policies; and not grant any assignment affecting such policies which could impair Buyer's rights therein as created in this Agreement; and

                 (8) subject to the terms and conditions of the applicable seismic license agreements, Seller shall permit Buyer, its successors and assigns, to have access to review, at Seller's office and during Seller's normal business hours, all seismic data now owned or licensed to Seller relating to the Leasehold Interests that Seller is not prohibited by contract from disclosing to Buyer.

             (d) Seller shall promptly notify Buyer if, between the date hereof and the Closing Date, Seller receives notice of any claim, suit, action or other proceeding of the type referred to in Section 3.1(e) or 3.1(h) but not listed on
SCHEDULE 3.1 and any change in the status of claims referred to in SCHEDULE 3.1.

             (e) To the extent applicable, Seller shall use commercially reasonable efforts to obtain third-party consents burdening the Acquired Assets.

             (f) Seller will promptly notify Buyer of the existence of any proposal received by Seller, with respect to any Alternative Transaction and Seller will communicate to Buyer the terms of any proposal which it may receive with respect to any Alternative Transaction (and will promptly provide to Buyer copies of any written materials received by Seller or its representatives in connection with such proposal) and the identity of the party making such proposal. Seller will promptly provide to Buyer any non-public information concerning the Acquired Assets provided to any other party which was not previously provided to Buyer.

         4.2 COVENANTS AND AGREEMENTS OF BUYER.

             Buyer covenants and agrees with Seller that:

             (a) Buyer shall use commercially reasonable efforts to maintain its corporate status and to assure that as of the Closing Date it will not be under any material corporate, legal or contractual restriction that would prohibit or delay the timely consummation of the Acquisition.

             (b) To the extent that Seller operates any of the Acquired Assets, Buyer shall take over such operations as of 7:00 a.m. local time at the wellsite on the day following Closing. Upon taking over operations, Buyer will post all necessary state, federal and local bonds and shall assist Seller in having Seller's existing bonds released, or in the alternative, having the wells operated by Buyer released from Seller's existing bond.

         4.3 MUTUAL COVENANTS AND AGREEMENTS.

             (a) Buyer and Seller covenant and agree with each other that each will cooperate with the other and use commercially reasonable efforts to (i) procure upon reasonable terms and conditions all necessary consents and approvals to the Acquisition and this Agreement, (ii) complete all necessary filings, registrations and certificates, and (iii) satisfy all requirements prescribed by law for, and all conditions to, the consummation of the Acquisition and the transactions contemplated hereby.

             (b) Subject to the terms and conditions of this Agreement, Buyer expressly abandons, compromises, releases, cancels, settles, extinguishes and forever discharges all claims, demands, actions, suits, losses, damages, rights, promises, agreements, payments, accounts, remedies (legal or equitable), obligations, expenses, costs, attorneys' fees, causes of action, and/or debts of whatsoever kind or nature (other than for monies owed Seller by Buyer for the sale of Hydrocarbons attributable to the Leasehold Interests, net of royalties, which royalties shall be paid on behalf of Seller by Buyer to the State of Texas), whether arising in contract, quasi contract, tort or as an obligation arising without contract or otherwise, whether known or unknown, filed or unfiled, served or unserved, asserted or unasserted, disputed or undisputed, liquidated or unliquidated, contingent or fixed, matured or unmatured, assertable derivatively, directly or indirectly, however acquired, under state or federal law or any legal theory, that Buyer (or any Person claiming through Buyer) has or may have against Seller, its officers, directors, agents, employees, and/or representatives, including but not limited to all rights, claims and/or causes of action of whatsoever kind or nature which Buyer (directly or indirectly) has or may have against Seller, its officers, directors, agents, employees, and/or representatives, arising out of or in any way related to the Acquired Assets.

         Subject to the terms and conditions of this Agreement, Seller expressly abandons, compromises, releases, cancels, settles, extinguishes and forever discharges all claims, demands, actions, suits, losses, damages, rights, promises, agreements, payments, accounts, remedies (legal or equitable), obligations, expenses, costs, attorneys' fees, causes of action, and/or debts of whatsoever kind or nature, whether arising in contract, quasi contract, tort or as an obligation arising without contract or otherwise, whether known or unknown, filed or unfiled, served or unserved, asserted or unasserted, disputed or undisputed, liquidated or unliquidated, contingent or fixed, matured or unmatured, assertable derivatively, directly or indirectly, however acquired, under state or federal law (including specifically all causes of action of whatsoever kind or nature which may exist under Bankruptcy Code Sections 510, 541, 542, 544 through 550 and 553 or under similar state laW) OR ANY LEgal theory, that Seller (or any Person claiming through Seller) has or may have against Buyer, its officers, directors, agents, employees, and/or representatives, including but not limited to all rights, claims and/or causes of action of whatsoever kind or nature which Seller (directly or indirectly) has or may have against Buyer, its officers, directors, agents, employees, and/or representatives, arising out of or in any way related to (i) that certain confidentiality agreement dated February 15, 1999 and pertaining to among other properties Mustang Island 748 and 742; and/or (ii) any option rights Seller possessed with respect to certain leasehold interests covering Mustang Island Blocks 772 and 748 as more fully reflected in a letter from Buyer to Seller, dated April 14, 2000 (the "Option Rights"), which Option Rights the parties agree have expired. Notwithstanding the foregoing, neither of the two releases provided for in this Section 4.3(b) shall be construed to abandon, compromise, release, cancel, settle, extinguish or discharge any claim, demand, action, suit, loss, damage, right, promise, agreement, payment, account, remedy (legal or equitable), obligation, expense, cost, attorneys' fee, or cause of action incurred by one party to the other party after the filing of the Bankruptcy Case under (i) that certain Operating Agreement entered into between the parties dated May 21, 1999 covering Mustang Island 883S "the Operating Agreement" or the "OA") (which Operating Agreement is described in greater detail on EXHIBIT A-IV) or (ii) under this Agreement. The consideration received for the grant of the release set forth in this Section
4.3 shall be the release obtained from the other party in this section. In addition, in consideration of the release granted by Buyer to Seller set forth in this Section 4.3, Seller agrees to provide to Buyer a downward adjustment to the Purchase Price in the amount (the "Pre-Petition Claim Amount") owed by Seller to Buyer under the Operating Agreement that have accrued with respect to the period prior to the date of the filing of the Bankruptcy Case, such amount to be comprised of:

                  (i) one-half (1/2) of any pre-petition claims owed by Seller to Buyer up to $250,000.00 (so that the maximum potential amount of the claim waived by Buyer shall not exceed $125,000.00);

                  (ii) the remaining one-half (1/2) of all pre-petition claims owed by Seller under the OA up to $250,000.00, and;

                  (iii) the balance after deducting (i) and (ii) of pre-petition amounts owed by Seller under the OA;

provided, however, in no event shall the Pre-Petition Claim Amount exceed $500,000.00 in the aggregate.

         As the "Post-Petition Claim Amount," Buyer shall receive all amounts owed by Seller under the Operating Agreement that have accrued with respect to the period on or after the date of the filing of the Bankruptcy Case.

             (c) This Agreement is entered into by Buyer and Seller with the express understanding that it is subject to approval by the Bankruptcy Court and the applicable provisions of the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure. Contemporaneously with the execution of this Agreement by Seller and Buyer, Seller shall file with the Bankruptcy Court a motion, with supporting papers (including a copy of this Agreement, the Sale Procedures Order (as hereinafter defined) and the Approval Order) (the "Sale Motion"). The Sale Motion shall seek:

                 (1) the entry of the Sale Procedures Order at an initial hearing approving the payment of the Termination Amount (as hereinafter defined), Competitive Bid Procedures (as hereinafter defined) and the Limited Marketing Restriction (as hereinafter defined), requiring that "higher and better" offers for the Acquired Assets must be delivered to Seller no later than five (5) business days prior to the "Final Hearing" (as defined below), setting a final hearing for approval of the Agreement and the transactions contemplated hereby (the "Final Hearing") and deadlines for filing objections and responses to the relief requested in the Sale Motion and establishing procedures for form, manner and sufficiency of notice of the Final Hearing to be given by Seller in a manner reasonably satisfactory in all respects to Buyer as provided in the Sale Procedures Order; and

                 (2) the entry of the Approval Order at the Final Hearing approving the Agreement and the transactions contemplated hereby. Seller and Buyer shall each use their reasonable best efforts to promptly seek entry of the Sale Procedures Order and, thereafter, the Approval Order.

         As used in this Agreement, "Competitive Bid Procedures" shall mean the competitive offer procedure set forth in the Sale Procedures Order and approved by the Bankruptcy Court pursuant to which Seller may solicit higher and better offers from third parties for all or any portion of the Acquired Assets. The Competitive Bid Procedures shall include the requirements that any other offer for the Acquired Assets must exceed the Purchase Price by $150,000.00 with all subsequent bids having to be at least $25,000.00 in excess of the prior highest bid and contain the Limited Market Restriction. As used in this Agreement, the "Limited Market Restriction" shall mean the limited restrictions set forth in the Sale Procedures Order and approved by the Bankruptcy Court pursuant to which the Seller shall condition the dissemination of certain due diligence data of third parties with regard to the Mustang Island 883-S lease.

5.       TITLE MATTERS.

         5.1 DEFINITIONS.

             (a) The term "Defensible Title" shall mean, as to the Leasehold Interests, such title held by Seller that (i) is deducible of record from the records of the applicable parish or county, or, in the case of federal leases, from the records of the applicable office of the Bureau of Lands Management or Minerals Management Service, or, in the case of state leases, from the applicable records of the applicable state land office; (ii) entitles Buyer, as Seller's successor in title, to receive not less than the "Net Revenue Interest" set forth in EXHIBIT A-I as to each Leasehold Interest, without reduction, suspension or termination throughout the productive life of such Leasehold Interest; (iii) obligates Buyer, as Seller's successor in title, to bear costs and expenses relating to operations on and the maintenance and development of each Leasehold Interest in an amount not greater than the "Working Interest" set forth in EXHIBIT A-I with respect to each Leasehold Interest, without increase for the respective productive life of such Leasehold Interest, and (iv) is free and clear of Liens, Liabilities and material encumbrances and defects, except for Permitted Encumbrances.

             (b) The term "Permitted Encumbrances," as used herein, shall mean the following, provided that, as to Leasehold Interests, the net cumulative effect of such encumbrances does not operate to reduce the Net Revenue Interest as to any Leasehold Interest to less than the Net Revenue Interest set forth in EXHIBIT A-I for such Leasehold Interest and does not operate to increase the costs and expenses relating to the operations on and the maintenance and development of any Leasehold Interest in an amount greater than the Working Interest set forth in EXHIBIT A-I for such Leasehold Interest:

                  (1) lessors' royalties, overriding royalties, unitization and pooling designations and agreements, reversionary interests and similar burdens (to the extent same are a matter of public record in the records of the applicable parish or county, the records of the applicable office of the Bureau of Lands Management or the Minerals Management Service or the applicable records of the applicable state land office);

                  (2) required third party consents to assignments and similar agreements with respect to which (i) waivers or consents are obtained from the appropriate parties prior to the Closing Date, or (ii) the appropriate time period for asserting such rights has expired prior to the Closing Date without an exercise of such rights;

                  (3) all rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with this Acquisition if the same are customarily obtained subsequent to such sale or conveyance;

                  (4) easements, rights-of-way, servitudes, permits, surface leases and other rights with respect to surface operations, pipelines, canals, ditches, reservoirs or the like; conditions, covenants or other restrictions; and easements for pipelines, telephone lines, power lines and other easements and rights-of-way, on, over or in respect of any of the Acquired Assets which are owned by third parties and do not materially affect the value of the Acquired Assets or operations thereon;

                  (5) the Contracts;

                  (6) liens for taxes not yet delinquent or, if delinquent, being contested in good faith;

                  (7) undetermined or inchoate liens or charges incurred or threatened incidental to maintaining, developing, producing, processing or operating the Acquired Assets of which Seller has no notice prior to the Closing Date;

                  (8) materialman's, mechanics', repairman's, employees', contractors', operators' or similar liens, security interests or charges that are not delinquent or, if delinquent, are being contested in good faith; and

                  (9) Liabilities that accrue after the Effective Time.

             (c) The term "Title Defect" as used herein shall mean any material encumbrance, encroachment, irregularity, defect in or objection to title to the Acquired Assets (expressly excluding Permitted Encumbrances), that alone or in combination with other Title Defects renders title to the Leasehold Interests less than Defensible Title. Additionally, the term Title Defect includes the following:

                 (1) If Buyer determines reasonably and in good faith that there has been substantial non-compliance with the material laws, rules, regulations, ordinances or orders of any governmental agency or authority having jurisdiction over the Leasehold Interests, resulting in substantial risk of loss of the Leasehold Interests or value thereof, then Buyer may elect to treat such non-compliance as a Title Defect.

                 (2) If Seller is obligated by virtue of a prepayment arrangement under any contract or other arrangement to deliver Hydrocarbons produced from the Leasehold Interests at some future time without then or thereafter receiving full payment therefor, then Buyer may elect to treat such arrangement as a Title Defect.

                 (3) If Buyer becomes aware of any suit, action or other proceeding before any court or governmental agency other than the Bankruptcy Case that Buyer determines reasonably and in good faith would result in loss or impairment of Seller's title to any portion of the Leasehold Interests or a portion of the value thereof, Buyer may elect to treat such action as a Title Defect.

                 (4) If any necessary third party consent to assignment of any of the Leasehold Interests is not obtained prior to the Closing Date, Buyer may elect to treat such consent requirement as a Title Defect. For purposes hereof "necessary third party consents" shall not include consents customarily obtained subsequent to such assignment including, without limitation, consent to the assignment of federal, state or Indian leases.

         5.2 TITLE DEFECT ADJUSTMENTS.

             (a) A Title Defect shall not be considered for adjustment unless such Title Defect results, in Buyer's good faith and reasonable calculation, in a reduction in the value of one or more Leasehold Interests in excess of $100,000.00.

             (b) Buyer shall give Seller written notice of Title Defects on or before August 18, 2000, at 5:00 p.m., Central Time. Such notice shall be in writing and shall include (i) a description of the Title Defect, (ii) the Allocated Value of the Leasehold Interest affected by the Title Defect, (iii) the amount by which Buyer believes the Allocated Value of such Leasehold Interest has been reduced because of such Title Defect and (iv) supporting documents reasonably necessary for Seller or its agents to verify the existence of such Title Defect. Buyer shall be deemed to have waived all Title Defects of which Buyer has not given Seller timely notice. To give Seller an opportunity to begin reviewing and curing Title Defects, Buyer agrees to give

Seller promptly after a Title Defect is discovered written notice of such Title Defect (which may be preliminary in nature and supplemented prior to the deadline for notice of Title Defects).

             (c) Subject to the limitation contained in Section 5.2(a), a Leasehold Interest affected by a Title Defect shall be excluded from the Acquired Assets to be purchased by Buyer hereunder and the Purchase Price shall be reduced in accordance with Section 2.3 by an amount equal to the Allocated Value of such Leasehold Interest, unless (i) prior to or at the Closing, the Title Defect has been removed, (ii) Buyer agrees to waive the relevant Title Defect and purchase the affected Leasehold Interest notwithstanding the defect,
(iii) Seller agrees, at Buyer's option, to indemnify Buyer against all losses, costs, expenses and liabilities with respect to such Title Defect, or (iv) Buyer and Seller agree to an amount by which the Allocated Value of the Leasehold Interest has been reduced and the Purchase Price is reduced by such amount in accordance with Section 2.3.

             (d) If a Leasehold Interest is excluded from the Acquired Assets to be purchased by Buyer hereunder on account of a Title Defect in accordance with
Section 5.2(c), or if the Purchase Price is reduced on account of a Title Defect in accordance with Section 5.2(c)(iv), the Seller shall have ninety (90) days after the Closing Date (the "Cure Period") to cure the Title Defect at Seller's cost. If by such date the Seller has cured the Title Defect to Buyer's reasonable satisfaction, in the case of a Leasehold Interest that was excluded, the Buyer shall be required to purchase the Leasehold Interest and pay Seller the amount by which the Purchase Price was reduced as a result of the exclusion of the Leasehold Interest and, in the case of the reduction of the Purchase Price in accordance with Section 5.2(c)(iv), the Buyer shall be required to pay to the Seller the amount by which the Purchase Price was reduced on account of the Title Defect. Such transfers and payments shall take place within ten (10) days following the end of the Cure Period or when payments are made in connection with the Final Settlement Date under Section 8.1, whichever is later.

         5.3 CASUALTY LOSS.

             If, subsequent to the date of this Agreement and prior to the Closing, all or any material portion of the Acquired Assets to be conveyed to Buyer at the Closing is destroyed by fire or other casualty, is taken in condemnation or under the right of eminent domain, or proceedings for such purposes are pending or threatened, Buyer shall purchase such Acquired Assets notwithstanding any such destruction, taking, or pending or threatened taking, and the Purchase Price shall not be adjusted. At the Closing, Seller shall pay to Buyer all sums paid to Seller by third parties (including insurance claims) by reason of the destruction or taking of such Acquired Assets to be assigned to Buyer, and shall assign, transfer and set over unto Buyer all of the right, title and interest of Seller in and to any unpaid awards or other payments from third parties (including insurance companies) arising out of the destruction, taking or pending or threatened taking as to such Acquired Assets to be conveyed to Buyer. Seller shall not voluntarily compromise, settle or adjust any material amounts payable by reason of any destruction, taking, pending or threatened taking as to the Acquired Assets to be conveyed to Buyer without first obtaining the written consent of Buyer.

6.       CONDITIONS TO CLOSING

         6.1 SELLER'S CONDITIONS.

             The obligations of Seller at the Closing are subject, at the option of Seller, to the satisfaction at or prior to the Closing of the following conditions:

             (a) All representations and warranties of Buyer contained in this Agreement (without reference to any supplements or additions to the Exhibits or Schedules provided by Seller to Buyer after the date of execution of this Agreement) shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and satisfied all material obligations and agreements in all material respects required by this Agreement to be performed and satisfied by Buyer, at or prior to the Closing; and Seller shall have received a certificate, signed by an authorized officer of Buyer, to such effect.

         6.2 BUYER'S CONDITIONS.

             The obligations of Buyer at the Closing are subject, at the option of Buyer, to the satisfaction at or prior to the Closing of the following conditions:

             (a) All representations and warranties of Seller contained in this Agreement (without reference to any supplements or additions to the Exhibits or Schedules provided by Seller to Buyer after the date of execution of this Agreement and other than the representations and warranties of Seller contained in Section 3.1(n), the accuracy of which shall not be a condition to Buyer's closing) shall be true in all material respects at and as of the Closing as if such representations were made at and as of the Closing, and Seller shall have performed and satisfied all material obligations and agreements in all material respects required by this Agreement to be performed and satisfied by Seller at or prior to the Closing; and Buyer shall have received a certificate signed by an authorized officer of Seller to such effect.

             (b) The Seller shall have complied in all material respects with the requirements of the Sale Procedures Order, including without limitation, the notice requirements on the Sale Motion and Sale Approval Hearing.

             (c) All consents, waivers, authorizations and approvals of third Persons set forth on Schedule 3.1(f) shall have been obtained as are necessary in connection with the transactions contemplated by this Agreement except such consents, waivers, authorizations and approvals which are not required due to the entry by the Bankruptcy Court of the Approval Order.

         6.3 MUTUAL CONDITIONS.

             The obligations of each party to this Agreement at the Closing are subject to the satisfaction at or prior to the Closing of the following conditions:

             (a) The aggregate sum of Title Defect adjustments (whether on account of Leasehold Interest being excluded or Leasehold Interest being transferred as to which an adjustment to the Purchase Price was agreed upon) does not exceed 10% of the Purchase Price.

             (b) The Bankruptcy Court shall have entered an order substantially similar to the form of the order attached hereto as EXHIBIT B approving the payment of the Termination Amount, the Competitive Bid Procedures and the Limited Marketing Restriction (the "Sale Procedures Order").

             (c) The Bankruptcy Court shall have entered an order substantially similar to the order attached as EXHIBIT C (i) approving the execution of this Agreement by Seller; (ii) authorizing the sale of the Acquired Assets free and clear of all Liens and Liabilities of any Person except for Permitted Encumbrances, such Liens and Liabilities to attach to the Purchase Price payable pursuant to Section 2.1, pursuant to the terms and conditions of this Agreement and Bankruptcy Code Sections 363(b) and (f); and (iii) authorizing the asSUMPTION OF all Contracts by Seller as debtor-in-possession, assignment of all Contracts to Buyer and payment of all allowable cure amounts pursuant to Bankruptcy Code Section 365 (the "Approval Order"). The Approval Order shall include fINDINGS of fact and conclusions of law which shall determine that Buyer is a good faith purchaser for purposes of Bankruptcy Code Section 363(m) and, as such entitled to the protection afforded thereby; (b) this AgreemeNT WAS negotiated, proposed and entered into by the parties without collusion, in good faith and from arm's length bargaining positions; (c) neither Seller nor Buyer has engaged in any conduct that would cause or permit this Agreement to be avoided under Bankruptcy Code Section 363(n); (d) Buyer is not acquiring or assuming any of SellER'S OR any other Person's Liabilities except as expressly provided in this Agreement; (e) all Contracts shall be assumed by Seller and assigned to Buyer pursuant to Bankruptcy Code Section 365 and, as required by this Agreement, SELLER shall be obligated to pay all allowable cure amounts in respect thereof, and Buyer shall have no obligation to pay, or any Liability for, such allowable cure amounts; (f) the Bankruptcy Court shall retain jurisdiction to resolve any controversy or claim arising out of or relating to this Agreement or the breach hereof; and (g) this Agreement and the transactions and instruments contemplated hereby, shall be specifically performable and enforceable against and binding upon, and not subject to rejection or avoidance by, the Seller or any chapter 7 or chapter 11 trustee of the Seller and its estate.

             (d) No order shall have been entered by any court or governmental agency having jurisdiction over the parties or the subject matter of this Agreement that restrains or prohibits the purchase and sale contemplated by this Agreement and which remains in effect at the time of such Closing.

             (e) The Approval Order shall have become a Final Order. For purposes of this Agreement, a "Final Order" shall mean an order of the Bankruptcy Court: (i) the operation or effect of which has not been stayed, reversed or amended and (ii) as to which the time to appeal, seek review or rehearing has expired and no appeal or petition for review or rehearing was filed or, if filed, remains pending. In the case of the Approval Order, a Final Order shall also consist of an order as to which an appeal, notice of appeal or motion for rehearing has been filed, but as to which Buyer, in its sole and absolute discretion elects to proceed with Closing.

             (f) The Closing shall have occurred on or before September 15, 2000.

7.       CLOSING.

         7.1 DATE OF CLOSING.

             Unless the parties agree otherwise in writing and subject to the conditions stated in this Agreement, the consummation of the transactions contemplated hereby (the "Closing") shall be held on a date as the parties may mutually agree, provided that the conditions set forth in Articles 6 and 7 have been or may be satisfied or waived. The date the Closing actually occurs is called the "Closing Date."

         7.2 PLACE OF CLOSING.

             The Closing shall be held at the offices of Buyer in New Orleans, Louisiana or at such other place as Buyer and Seller may agree in writing.

         7.3 CLOSING OBLIGATIONS.

             At Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

             (a) Seller shall execute, acknowledge and deliver to Buyer:

                 (1) one or more assignments, bills of sale and conveyances (in sufficient counterparts to facilitate recording) in substantially the form of EXHIBIT D attached hereto (the "Assignments, Bills of Sale and Conveyances") conveying to Buyer the Acquired Assets;

                 (2) title curative and other documents Seller may have elected to deliver pursuant to Section 5.2(c)(i).

             (b) Seller and Buyer shall execute and deliver a settlement statement, prepared in accordance with this Agreement and generally accepted accounting principles (the

"Preliminary Settlement Statement"), prepared by Seller that shall set forth the Preliminary Purchase Price and each adjustment and the calculation of such adjustments used to determine such amount, using estimates thereof in each case in which the actual amount may not then be determined. Seller shall provide Buyer with the Preliminary Settlement Statement five (5) days prior to Closing for Buyer's review and approval. The term "Preliminary Purchase Price" shall mean the Purchase Price, adjusted as provided in Section 2.3, using for such adjustments the best information then available.

             (c) Buyer shall deliver to Seller the Preliminary Purchase Price by direct bank or wire transfer in immediately available federal funds.

             (d) Seller shall deliver to Buyer exclusive possession of the Acquired Assets.

             (e) Seller and Buyer shall execute, acknowledge and deliver transfer orders or letters in lieu thereof in a form reasonably acceptable to Seller and Buyer directing all purchasers of production to make payment to Buyer of proceeds attributable to production from the Acquired Assets assigned to Buyer.

             (f) Seller and Buyer shall exchange officers' certificates as provided for in Sections 6.1(a) and 6.2(a).

             (g) Seller shall deliver to Buyer the necessary consents identified in SCHEDULE 3.1(f).

             (h) Seller shall deliver to Buyer and Buyer shall deliver to Seller any updates or supplements to SCHEDULE 3.1 and SCHEDULE 3.2, respectively, necessary to make them accurate.

             (i) The parties shall execute such other documents, notices, waivers, agreements and writings as are necessary or appropriate in order to consummate the Acquisition and carry out the intents and purposes of this Agreement.

          8. OBLIGATIONS AFTER CLOSING.

             8.1 POST-CLOSING ADJUSTMENT PROCEDURE.

             As soon as practicable after the Closing Date, but no later than forty five (45) days after the Closing Date, Seller shall prepare and deliver to Buyer, in accordance with this Agreement and generally accepted accounting principles, a statement (the "Final Settlement Statement") setting forth each Purchase Price adjustment or payment that was not finally determined as of the Closing Date and showing the calculation of such adjustments. Within fifteen
(15) days after receipt of the Final Settlement Statement, Buyer shall deliver to Seller a written report containing any changes that Buyer proposes be made to the Final Settlement Statement. The parties shall undertake to agree with respect to the amounts due pursuant to such post-closing adjustment no later than fifteen (15) days after Seller has received Buyer's proposed changes. The date upon which such agreement is reached, or upon which the Final Purchase Price is established, shall be called the "Final Settlement Date." If (i) the Final Purchase Price is more than the Preliminary Purchase Price, Buyer shall pay in immediately available federal funds the amount of such difference to Seller or to Seller's account (as designated by Seller), or (ii) the Final Purchase Price is less than the Preliminary Purchase Price, Seller shall pay in immediately available federal funds the amount of such difference to Buyer or to Buyer's account (as designated by Buyer). Payment by Buyer or Seller shall be made within five (5) days after the Final Settlement Date.

         8.2 RECORDS.

             Within a reasonable period of time, not to exceed ten (10) days, after the Closing Date, Seller shall make available to Buyer copies of the Records. Seller shall have the right to retain originals of all Records. All copying and reproduction shall be at Buyer's expense, shall be conducted by a company mutually acceptable to Buyer and Seller, and shall be carried out in a manner so as to cause Buyer and Seller a minimum of inconvenience.

         8.3 FURTHER ASSURANCES.

             After Closing, Seller and Buyer shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments, and shall take such other action as may be necessary or advisable, to carry out their obligations under this Agreement and under any document, certificate or other instrument delivered pursuant hereto.

         8.4 ASSUMPTION AND RETENTION OF OBLIGATIONS.

             (a) SELLER EXPRESSLY RETAINS RESPONSIBILITY FOR ALL CLAIMS, LIABILITIES AND OBLIGATIONS (OTHER THAN CLAIMS, LIABILITIES AND OBLIGATIONS THAT ARE RELEASED BY BUYER PURSUANT TO SECTION 4.3 OF THIS AGREEMENT) THAT ACCRUE OR RELATE TO THE OWNING, DEVELOPING, EXPLORING, OPERATING AND MAINTAINING OF THE ACQUIRED ASSETS CONVEYED TO BUYER PRIOR TO THE EFFECTIVE TIME (INCLUDING, WITHOUT LIMITATION, THOSE FOR ENVIRONMENTAL DAMAGE, PERSONAL INJURY, DEATH AND PAYMENT OF ROYALTIES AND OVERRIDING ROYALTIES), PROVIDED THAT, AS TO ENVIRONMENTAL DAMAGE ONLY, SUCH CLAIMS, COSTS, EXPENSES, LIABILITIES AND OBLIGATIONS ARE ASSERTED BY BUYER OR BY THIRD PARTIES AGAINST SELLER WITHIN SIX
(6) MONTHS OF THE CLOSING.

             (b) ASSIGNMENT OF THE ACQUIRED ASSETS TO BUYER SHALL CONSTITUTE AN EXPRESS ASSUMPTION BY BUYER OF, AND BUYER

EXPRESSLY AGREES TO PAY, PERFORM, FULFILL AND DISCHARGE ALL CLAIMS, COSTS, EXPENSES, LIABILITIES AND OBLIGATIONS THAT ACCRUE OR RELATE TO THE OWNING, DEVELOPING, EXPLORING, OPERATING AND MAINTAINING OF THE ACQUIRED ASSETS CONVEYED TO BUYER FROM AND AFTER THE EFFECTIVE TIME (INCLUDING, WITHOUT LIMITATION, THOSE FOR ENVIRONMENTAL DAMAGE, PERSONAL INJURY, DEATH, AND PAYMENT OF ROYALTIES AND OVERRIDING ROYALTIES AND ALL OBLIGATIONS ARISING UNDER THE CONTRACTS) OR, AS TO ENVIRONMENTAL DAMAGE, THEY RELATE TO PERIODS PRIOR TO THE EFFECTIVE TIME FOLLOWING THE EXPIRATION OF SELLER'S OBLIGATION FOR SUCH PERIODS PURSUANT TO
SECTION 8.4(a).

             (c) "ENVIRONMENTAL DAMAGE" SHALL MEAN ALL CLAIMS, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, LEGAL FEES, COSTS AND EXPENSES), FINES, PENALTIES, LIABILITIES AND OBLIGATIONS, INCLUDING REMEDIATION, RESULTING DIRECTLY OR INDIRECTLY, FROM THE VIOLATION OF ENVIRONMENTAL LAWS OR ENVIRONMENTAL CONDITION RELATED TO THE USE, OWNERSHIP OR OPERATION OF THE ACQUIRED ASSETS.

         8.5 INDEMNIFICATION.

             From and after the Closing Date:

             (a) BUYER SHALL DEFEND, INDEMNIFY AND SAVE AND HOLD HARMLESS SELLER, ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS, AGAINST ALL LOSSES, DAMAGES, CLAIMS, DEMANDS, SUITS, COSTS, EXPENSES, LIABILITIES AND SANCTIONS OF EVERY KIND AND CHARACTER, INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES, COURT COSTS AND COSTS OF INVESTIGATION, WHICH ARISE FROM OR IN CONNECTION WITH ANY OF THE CLAIMS, COSTS, EXPENSES, LIABILITIES AND OBLIGATIONS ASSUMED BY BUYER PURSUANT TO SECTION 8.4(B), WHETHER SUCH LOSSES, DAMAGES, SUITS, COSTS, EXPENSES, LIABILITIES, OR SANCTIONS ARISE OUT OF THE SOLE, PARTIAL OR CONCURRENT NEGLIGENCE OF SELLER.

             (b) THE INDEMNIFICATION PROVISIONS PROVIDED FOR HEREIN SHALL BE APPLICABLE WHETHER OR NOT THE LOSSES, DAMAGES, CLAIMS, DEMANDS, SUITS, COSTS, EXPENSES, LIABILITIES AND SANCTIONS IN QUESTION AROSE SOLELY OR IN PART FROM THE GROSS, ACTIVE, PASSIVE, CONCURRENT, SIMPLE OR SOLE NEGLIGENCE, OR STRICT LIABILITY OR

OTHER FAULT OF ANY INDEMNIFIED PARTY OR ANY OTHER THEORY OF LIABILITY OR FAULT (WHETHER COMMON OR STATUTORY) OR EQUITY, INCLUDING WILLFUL MISCONDUCT OF THE PARTY'S AGENTS, EMPLOYEES OR CONTRACTORS. BOTH PARTIES ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

             (c) Seller agrees to notify Buyer in writing within fifteen (15) days of the date of receipt of any demand, the assertion of any claim, the commencement of any suit, action or proceeding by any third party or of any other condition or circumstance for which indemnity may be sought under this
Section 8.5 prior to expending or committing to expend funds for which indemnity may be sought or admitting liability or entering into any form of agreement with any governmental agency or other third party with regard to a claim for which indemnity may be sought.

             (d) Upon receipt of a claim notice from Seller with respect to any claim, the Buyer or its designated agent or representative may assume the defense thereof with counsel selected by Buyer and reasonably satisfactory to Seller. Seller shall cooperate in all reasonable respects in such defense.

             (e) If Buyer does not notify Seller within ten (10) days after receipt of the claim notice that it elects to undertake the defense thereof, Seller shall have the right to defend the claim, at the expense of Buyer, with counsel of its own choosing, but Buyer shall have the right to assume the defense of any claim at any time prior to sixty (60) days from receipt of notice.

             (f) After the Closing Date, Seller and Buyer each shall cooperate fully with the other as to all claims, shall make available to the other as reasonably requested all information, records and documents relating to all claims (except to the extent such disclosure subject any legal privilege or the attorney work/product doctrine to reasonable attack as having been waived) and shall preserve all such information, records and documents until the termination of any claim. Seller and Buyer each shall make available to the other, as reasonably requested, its personnel (including technical and scientific), agents and other representatives who are responsible for preparing or maintaining information, records or other documents, or who may have particular knowledge with respect to any claim.

9.       TERMINATION OF AGREEMENT.

         9.1 TERMINATION.

This Agreement and the transactions contemplated hereby may be terminated in the following instances:

             (a) By Seller if (i) any of the conditions set forth in Section 6.1 or 6.3 is not satisfied in all material respects or waived or (ii) the Bankruptcy Court enters an order approving an Alternative Transaction and such Alternative Transaction is closed.

             (b) By Buyer if (i) any of the conditions set forth in Section 6.2 or 6.3 is not satisfied in all material respects or waived or (ii) the Bankruptcy Court enters an order approving an Alternative Transaction and such Alternative Transaction is closed.

             (c) At any time by the mutual written agreement of Buyer and Seller.

         9.2 LIABILITIES UPON TERMINATION OR BREACH.

             (a) Except as specifically set forth in Sections 9.1(b) and (d) of this Agreement, (i) if Seller terminates this Agreement in accordance with
Section 9.1(a), Seller shall have no liability hereunder of any nature whatsoever to Buyer, including any liability for damages; and (ii) if Buyer terminates this Agreement in accordance with Section 9.1(b) above, Buyer shall have no liability hereunder of any nature whatsoever to the Seller, including any liability for damages.

             (b) If either Seller or Buyer terminates this Agreement pursuant to
Section 9.1(a)(ii) or Section 9.1(b)(ii), respectively, Seller shall be obligated to pay Buyer a termination fee in an amount equal to $125,000 (the "Termination Amount"). The Termination Amount shall be payable as an allowed administrative expense under Bankruptcy Code Section 503(b). The Termination Amount shall be due and payable only from the proceeds of the sale of the Acquired Assets pursuant to an Alternative Transaction and shall be due and payable on the closing of such sale.

             (c) Except as provided above in this Section 9.2, nothing contained herein shall be construed to limit Seller's or Buyer's legal or equitable remedies in the event of breach of this Agreement. Each party shall have the right to pursue the remedy of specific performance if such party elects not to terminate the Agreement and is ready, willing and able to close, and if the closing conditions of the other party have been satisfied.

             (d) If (i) Seller terminates this Agreement under Section 9.1(a) because a condition set forth in Section 6.1 has not be satisfied or (ii) all of the Buyer's conditions to Closing set forth in Section 6.2 and 6.3 have been satisfied and Buyer refused to close on or before September 15, 2000, then in addition to any other remedy Seller may have against Buyer, Seller shall retain the Deposit. If Seller terminates this Agreement pursuant to Section 9.1(a)(ii), or Buyer terminates this Agreement under Section 9.1(b), or if the parties mutually agree in writing to terminate this Agreement under Section 9.1(c), then the Deposit shall be returned to Buyer within ten (10) days of such termination.

10.      MISCELLANEOUS.

         10.1 EXHIBITS AND SCHEDULES.

              All of such Exhibits and Schedules are hereby incorporated in this Agreement by reference and constitute a part of this Agreement. Each party to this Agreement has received a complete set of Exhibits and Schedules (where applicable, updated at Closing) prior to and as of the execution of this Agreement.

         10.2 EXPENSES.

              Except as otherwise specifically provided, all fees, costs and expenses incurred by Buyer or Seller in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the party incurring the same, including, without limitation, legal and accounting fees, costs and expenses.

         10.3 NOTICES.

              All notices and communications required or permitted under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly made when personally delivered to the individual indicated below, or if mailed, when received by the party charged with such notice and addressed as follows, or if sent by facsimile, when received at the facsimile number set forth below:

                  IF TO BUYER:

                  LLOG EXPLORATION OFFSHORE, INC.
                  433 Metairie Road, Suite 600
                  Metairie, Louisiana 70005
                  Attention: Gerald Whitman
                             Vice President--Land
                  Facsimile: (504) 833-8064

                  WITH COPIES TO:
                  Ault Hootsell
                  Phelps Dunbar, L.L.P.
                  Canal Place
                  365 Canal Street, Suite 2000
                  New Orleans, Louisiana  70130-6534
                  Facsimile: 504/568-9130

                  Michael C. McKeogh
                  601 Poydras Street, Suite 2421
                  New Orleans, Louisiana  70130
                  Facsimile: 504/524-3019

                  IF TO SELLER:
                  PETSEC ENERGY INC.
                  143 Ridgeway Drive, Suite 113
                  Lafayette, Louisiana 70503-3402
                  Attention: James E. Slatten III
                             Manager--Land and Legal
                  Facsimile: (337) 981-8784

                  WITH A COPY TO:
                  Paul Heath
                  Vinson & Elkins
                  3700 Trammel Crow Center
                  2001 Ross Avenue
                  Dallas, Texas 75201-2975
                  Facsimile: (214) 999-7976

                  Matthew Neimann
                  Houlihan, Lokey, Howard & Zukin
                  1930 Century Park West
                  Los Angeles, California 90067-6802
                  Facsimile: (310) 553-2173

                  Michael S. Stamer
                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                  590 Madison Avenue, 20th Floor
                  New York, NY 10022
                  Fax: 212/872-1002

                  Any party may, by written notice so delivered to the other parties, change the address, facsimile or individual to which delivery shall thereafter be made.

         10.4 WIRE TRANSFER INSTRUCTIONS.

              Funds payable to Seller shall be wired to:

              Bank One Louisiana
              ABA:  065400137
              Account:  5521584905556
              Beneficiary:  Foothill Capital Corporation
              Reference:  Petsec Energy Inc.

         10.5 AMENDMENTS.

              This Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the party to be charged with such amendment or waiver and delivered by such party to the party claiming the benefit of such amendment or waiver.

         10.6 ASSIGNMENT.

              Neither party may assign all or any portion of its rights, or delegate all or any portion of its duties hereunder, unless it continues to remain liable for the performance of its obligations hereunder, and obtains the prior written consent of the other party, which consent shall not be unreasonably withheld. Buyer may assign all or any portion of its rights, duties and obligations hereunder to one or more of its subsidiaries, provided, however, that Buyer shall remain primarily liable for the performance of all of Buyer's obligations to be performed hereunder. Nothing contained in this Agreement, express or implied, shall confer on any person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         10.7 HEADINGS.

              The headings of the articles and sections of this Agreement are for guidance and reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

         10.8 COUNTERPARTS.

              This Agreement may be executed by Buyer and Seller in any number of counterparts, each of which shall be deemed an original instrument, but all of which taken together shall constitute but one and the same instrument.

         10.9 REFERENCES.

              References made in this Agreement, including use of a pronoun, shall be deemed to include where applicable, masculine, feminine, singular or plural, individuals, partnerships or corporations. As used in this Agreement, "Person" shall mean any natural person, corporation, joint venture, business trust, limited liability company, unincorporated organization or association, joint stock company, government entity, partnership, trust, estate or other entity. Where the context requires, the term "Seller" refers to the Seller and each person it controls. As used in this Agreement, "Government Entity" shall mean any (i) federal, state, local, municipal, foreign or other government; (ii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or (iii) body exercising, or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal.

         10.10 GOVERNING LAW.

               This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the substantive laws of the State of Louisiana, without any effect being given to principles of conflicts of laws, and to the extent applicable, the Bankruptcy Code and applicable law thereunder.

         10.11 ENTIRE AGREEMENT.

               This Agreement (including the Exhibits and Schedules hereto), together with (a) that certain confidentiality agreement executed by and between Seller and Buyer dated November 13, 1998, (b) that certain confidentiality agreement executed by and between Seller and Buyer dated February 15, 1999, (c) that certain confidentiality agreement executed by and between Seller and Buyer dated June 3, 1999, (d) that certain confidentiality agreement executed by and between Seller and Buyer dated August 20, 1999 and (e) that certain confidentiality agreement executed by and between Seller and HLHZ, on behalf of Seller and HLHZ, dated June 28, 2000 (collectively, the "Confidentiality Agreements") constitute the entire understanding among the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter. It is understood and agreed that upon Closing, (a) the Confidentiality Agreements between Buyer, Seller and HLHZ shall, with respect to the Acquired Assets, terminate as of the Closing Date, but with respect to any other properties covered thereby not included within the Acquired Assets, remain in full force and effect in accordance with its terms and are not superseded or modified by this Agreement.

         10.12 PARTIES IN INTEREST.

               This Agreement, including the representations and warranties and indemnities hereunder, shall be binding upon, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns, and nothing contained in this Agreement, express or implied, is intended to confer upon any other person or entity any benefits, rights or remedies.

         10.13 SURVIVAL.

               The representations, warranties, covenants, agreements and indemnities provided for in this Agreement shall terminate at Closing, subject to the following limitations: The representation and warranty set forth in
Section 3.1(n) and the obligations and agreements contained in Sections 8 and
10.11 shall survive the Closing and, except as provided herein, shall not be extinguished by the doctrine of merger by deed or any similar doctrine, and no waiver, release, or forbearance of the application of the provisions of those sections in any given circumstance shall operate as a waiver, release, or forbearance of the provisions of the sections as to any other circumstances. The provisions of Section 10 shall survive closing and apply to the obligations that survive closing pursuant to this Section 10.13.

         10.14 ARBITRATION.

               In the event of a dispute regarding the Acquisition, the dispute shall be submitted to and decided by the Bankruptcy Court. In the event that the Bankruptcy Court declines jurisdiction for any reason, the dispute shall be decided in accordance with the arbitration provisions set forth in Sections 10.14(a) through (g) below.

               (a) The parties agree to jointly select a board of arbitrators who are generally knowledgeable about the oil and gas industry and the nature of the issues to be arbitrated, which board shall be the sole arbitrator to hear and decide all matters that are subject to arbitration under this Agreement. Either party may notify the other that a dispute is to be resolved pursuant to this Section 10.14. Within five (5) days after the receipt by a party of notice from the other, Seller shall by written notice name one arbitrator and Buyer shall by written notice name one arbitrator. The two arbitrators so appointed shall name the third arbitrator within 10 days after the selection of the second arbitrator. If they fail to do so, then either party can apply to the Bankruptcy Court to appoint an arbitrator. The arbitrators selected to act under this
Section 10.14 shall be generally knowledgeable about the oil and gas industry and shall be qualified by education, experience or training to render a decision upon the issues in dispute.

               (b) Any arbitration hearing shall be held in New Orleans, Louisiana, unless another place is determined to be mutually acceptable to the arbitrators, the Buyer and the Seller.

               (c) The arbitrators shall settle all disputes concerning matters for which this Agreement requires the use of arbitration in accordance with the rules set forth in Title 9, United States Code "Arbitration" (the "U.S. Federal Arbitration Act") in accordance with the then current rules of the American Arbitration Association, or any successor (the "Rules") to the extent such Rules do not conflict with the terms of this Agreement, and the Louisiana state rules of evidence and civil procedure shall apply.

               (d) The arbitrators promptly shall hear and determine (after giving the parties due notice of hearing and reasonable opportunity to be heard) the questions submitted and shall render a decision within sixty (60) days after notifying the parties that the arbitration hearings have been closed or, if oral hearings have been waived, from the date of transmittal of the parties' final statements and proofs to the arbitrators.

               (e) The arbitrators shall not have jurisdiction or authority to add to, detract from or alter in any way the provisions of the Agreement. Pending the final decision of the arbitrators of any dispute, both parties will proceed diligently with performance of all contract obligations, including the payment of all sums not in dispute, required by the Agreement. Notwithstanding the foregoing, the parties reserve the right to apply to any court of competent jurisdiction for the purpose of obtaining security or other provisional relief to satisfy or effectuate an eventual arbitration award, including with limitation, attachment and injunctive relief. The commencement of any action for such relief in aid of arbitration shall not constitute a waiver of the right to arbitration nor shall it prejudice in any way the right to proceed to arbitration.

               (f) If an arbitrator dies, resigns or is otherwise unable to perform his duties as an arbitrator, another arbitrator shall be selected in accordance with the procedures set forth under this Section 10.14. The arbitrators may in all matters act through a majority of its members on each matter if unanimity is not attained. It shall not be necessary that the same majority agree on each and every item. The arbitrators shall not have any authority to award punitive damages.

               (g) The written decision or award of the arbitrator shall be final and binding upon the parties and the parties shall abide by and comply with such decision and a judgment may be rendered upon such decision or award in a court of competent jurisdiction. Buyer and Seller shall equally bear the cost of the services and expenses of the arbitrator and all other costs of the arbitration proceedings, except to the extent attorneys' fees, and interest are awarded by the arbitrator to one party.


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


         10.15 SECTION 1060 VALUE ALLOCATION.

               Seller and Buyer agree that this transaction is subject to the reporting requirements of Section 1060 of the Internal Revenue Code of 1986, as amended. Therefore, IRS Form 8594, Asset Acquisition Statement, is required to be and will be filed for this Acquisition. The parties will confer and cooperate in the preparation and filing of their respective forms to reflect a consistent reporting of the agreed upon allocation. In that regard, Buyer and Seller further agree that, on or before the Closing Date, they will mutually agree as to the further allocation of the Allocated Values set forth in Exhibit A-I as to the relative portion of those values attributable to leasehold costs and tangible equipment and shall use those allocations for all federal and state income tax matters.

         10.16 SUSPENSE ACCOUNTS.

               Seller shall transfer to Buyer within five (5) business days after Closing all proceeds from production attributable to third party interests, including royalty and overriding royalty interests owed with respect to the Acquired Assets, that are held by Seller in suspense as of the Closing. Buyer shall be responsible for proper distribution of all the suspended proceeds to the parties lawfully entitled to them.

         10.17 SEVERABILITY.

               If any provisions of this Agreement are held to be illegal, invalid or unenforceable under present or future laws, such provisions shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, provided that both parties hereto may still effectively realize the benefit of the transactions contemplated hereby.

         10.18 LIMITATION OF LIABILITY.

               The parties do hereby covenant and agree that neither party shall have any obligations with respect to this Agreement or the transactions contemplated hereby or otherwise in connection herewith for any indirect, consequential, exemplary or punitive damages.


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


         10.19 WAIVER OF JURY TRIAL.

               SUBJECT TO THE ARBITRATION PROVISION SET FORTH IN SECTION 10.14, THE PARTIES DO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


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


               Executed as of the date first above mentioned.


                                    SELLER:

                                    PETSEC ENERGY INC.


                                    By:      /s/ James E. Slatten III
                                       -----------------------------------------
                                    Name:    JAMES E. SLATTEN III
                                         ---------------------------------------
                                    Title:   Vice-President--Land and Legal
                                          --------------------------------------

                                    BUYER:

                                    LLOG EXPLORATION OFFSHORE, INC.


                                    By:      /s/ Harold N. Garic
                                       -----------------------------------------
                                    Name:    HAROLD N. GARIC
                                         ---------------------------------------
                                    Title:   TREASURER
                                          --------------------------------------







Signature Page to that certain Purchase and Sale Agreement, dated August 3, 2000 by and between Petsec Energy, Inc., Seller, and LLOG Exploration Offshore, Inc., Buyer.



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